Exhibit 99.2

POSTAL REALTY TRUST CLOSES ON $8.7 MILLION PORTFOLIO

- Provides Acquisition Activity Update for 2019 and 2020 -

CEDARHURST, NEW YORK, February 4, 2020 (BUSINESSWIRE) — Postal Realty Trust, Inc. (NYSE:PSTL) (the “Company”), an internally managed real estate investment trust that owns properties leased to the United States Postal Service (“USPS”), today announced it has closed on a $8.7 million portfolio with an unrelated third party owner of 42 properties leased to the USPS.

The portfolio is comprised of approximately 108,000 net leasable interior square feet generating a weighted average rent per net leasable interior square foot of $7.75.

Andrew Spodek, Chief Executive Officer of Postal Realty Trust stated, “We have begun 2020 with two sizable acquisitions, closing a 21-property portfolio to start the year and closing out the month of January with this 42-property portfolio. We were also able to increase our credit facility to $150 million in order to provide additional financial capacity. We continue to uncover a wide variety of opportunities and have positioned ourselves to execute on our growth plan.”

From IPO to the end of 2019, the Company purchased 195 USPS properties for $57.6 million comprised of approximately 555,000 net leasable interior square feet generating a weighted average rent per net leasable interior square foot of $9.19.

To date in 2020, the Company has closed on $26.6 million of acquisitions comprising 72 USPS properties with approximately 221,000 net leasable interior square feet and a weighted average rent per net leasable interior square foot of $11.44. As of February 3, 2020, the Company owns 538 properties in 45 states comprising 1.7 million net leasable interior square feet generating a weighted average rent per net leasable interior square foot of $9.72.

About Postal Realty Trust, Inc.

Postal Realty Trust, Inc. is an internally managed real estate investment trust that owns properties leased to the USPS. The Company believes it is one of the largest owners and managers of properties leased to the USPS.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements.” Forward-looking statements include statements regarding identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements, including, among others, statements regarding the Company’s ability to obtain financing, the Company’s expected capitalization rates and the Company’s ability to close on pending transactions on the terms or timing it expects, if at all, are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the USPS’s terminations or non-renewals of leases, changes in demand for postal services delivered by the USPS, the solvency and financial health of the USPS, competitive, financial market and regulatory conditions, general real estate market conditions, the Company’s competitive environment and other factors set forth under “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contact:

Investor Relations and Media Relations

Email: Investorrelations@postalrealtytrust.com

Phone: 516-232-8900